Exhibit 10.97

Summary of Compensatory Matters
April 1, 2005 – April 4, 2005

     Bonuses and Salary Adjustments to Named Executive Officers

     On April 1, 2005, the Compensation Committee authorized the payment of annual bonuses and established salaries for the executives who will be Named Executive Officers in Andrx’s 2005 proxy statement. Bonuses were based on the executive’s performance in relation to his individual objectives and Andrx’s financial performance. Salaries adjustments, if any, were made retroactive to March 1, 2005.

Named Executive Officer	Previous Salary	Current Salary	Bonus
Thomas P. Rice
Andrx Corporation CEO	$550,000	$550,000	$450,000

Angelo C. Malahias
Andrx Corporation President	$440,000	$460,000	$220,100

Scott Lodin
Andrx Corporation EVP and General Counsel	$420,000	$435,000	$180,600

Lawrence Rosenthal,
Andrx Pharmaceuticals President	$375,000	$385,000	$150,000

Daniel Movens,
Anda, Inc. President	$275,000	$300,000	$145,000

     Thomas P. Rice Temporary Living Expenses

     On April 4, 2005, the Compensation Committee extended the application of the Andrx relocation and temporary living expense policy (“Relocation Policy”), as applied to Mr. Rice, to the earlier of December 31, 2005 or the date his family relocates to South Florida.

     See, Exhibit 10.92 to the Andrx Corporation Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated by reference, for a description of Andrx’s Relocation Policy as applied to Mr. Rice.